UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                           FORM 8-K

                                        CURRENT REPORT

                               PURSUANT TO SECTION 13 OR 15(d)
                                            of the
                               SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 9, 2004

                               Dark Dynamite, Inc.
             (Exact name of registrant as specified in its charter)

                                            NEVADA
                (State or other jurisdiction of incorporation or organization)

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            000-17303                                     65-1021346
            ---------                                     ----------
   (Commission File Number)               (IRS Employer Identification Number)
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                             c/o Jared Gold President
         63 West 100 South, 2nd Floor Studio, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

      (801) 746-3435 (Registrant's telephone number, including area code)













ITEM 8:        OTHER EVENTS

On November 8, 2004, Dark Dynamite, Inc. (the "Company" approved and submitted for filing with the Nevada Secretary of State's office a Certificate of Change Pursuant to NRS 78.209 to carry out a reverse stock split of the Company's common stock on a one (1) for two thousand (2,000) basis. This action will reduce the number of authorized shares of common stock from Five Billion (5,000,000,000) to Two Million Five Hundred Thousand (2,500,000). All fractional shares that would result from the reverse split will be rounded up to the next whole share. A copy of the corporate resolution to carry out this reverse split is attached hereto as Exhibit "1."

The effective date of the reverse stock split shall be the 17th day of November, 2004. Requests are pending to have a post reverse split symbol approved by the NASD and to obtain a new CUSIP number from the CUSIP Service Bureau for the post reverse shares.

There is not a requirement that shareholders obtain new or replacement share certificates. Each holder of record of shares of the Company=s common stock that is outstanding on the effective date of the reverse stock split, November 17, 2004, may contact the Company=s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split. The Company's transfer agent is Standard Registrar & Transfer Company, 12528 South 1840 South, Draper, Utah 84020.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT.
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ITEM 9.01. Financial Statements and Exhibits The following exhibits are included as part of this report:
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

Exhibit No.    Page No.   Description
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  1             3        Unanimous Written Consent to Action Without a Meeting of the Board of
                        Directors of Dark Dynamite, Inc. dated November 4, 2004 to carry out a 1 for 2,000 reverse stock split of the common stock of the Corporation.

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                                    SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of November, 2004.

                                                Dark Dynamite, Inc.

                                                /s/ Jared Gold
                                               Jared Gold, President






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Exhibit 1.
              Unanimous Written Consent to Action Without A Meeting Of
                              The Board of Directors
                                         Of
                                Dark Dynamite, Inc.


    The undersigned, constituting the members of the Board of Directors (the "Board") of Dark Dynamite Inc., a Nevada corporation (the "Corporation") this 4th day of November, 2004, hereby adopt the following resolution by written consent effective immediately:

        WHEREAS, the Directors of the Corporation believe it to be in the best interest of the Corporation to approve and consent to the Corporation executing and carrying out a reverse stock split of its common stock, exchanging 2,000 existing shares of common stock for 1 share of post reverse split common stock, the reverse to be effective as of November
16, 2004, any fractional share that would result from this action shall be rounded up to the next whole number of shares for each shareholder;

        THEREFORE BE IT RESOLVED, that the Board of Directors hereby authorizes and approves a reverse stock split of the common stock of the Corporation on the basis of 1 share for each 2,000 shares currently authorized or issued and outstanding, with any fractional share that would result from this action being Rounded up to the next whole share for each shareholder, the effective date of this action shall be November 16, 2004.

        FURTHER RESOLVED, that the appropriate officers are hereby authorized to carry out this resolution on behalf of the Corporation and are authorized, empowered and directed, in the name of and on behalf of the Corporation, to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purpose and intent of this resolution. All such acts and doings of all officers which are consistent with the purpose of this resolution are hereby authorized, approved, ratified and confirmed in all respects.


__/s/ Jared Gold__________________________
Jared Gold, Director and President








11-9-04, 8K 1 for 2000 reverse


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